UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 14, 2006

BALLY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada (Address of principal executive offices)		89119 (Zip Code)

Registrant’s telephone number, including area code: (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On June 14, 2006, Bally Technologies, Inc. (the “Company”) and Robert L. Saxton, Executive Vice President of the Company and President of Rainbow Casino, entered into a Separation Agreement in connection with Mr. Saxton’s retirement discussed below. Pursuant to the Separation Agreement, for a period of four years Mr. Saxton agreed to provide consulting services to the Company, and not to compete with or solicit employees, consultants or customers from the Company. In consideration of the foregoing, Mr. Saxton will be paid $8,333 a month during such four year period. A copy of the Separation Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 14, 2006, the Company issued a press release announcing the retirement of Mr. Saxton effective on July 12, 2006. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)   Exhibits

(10.1)	Separation Agreement between Bally Technologies, Inc. and Robert L. Saxton, dated June 14, 2006.
(99.1)	Press release issued by Bally Technologies, Inc., dated June 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.
By:	/s/ Mark Lerner
Mark Lerner
Senior Vice President, General Counsel and Secretary
Dated: June 14, 2006